UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 07, 2010

BTU INTERNATIONAL, INC.
(Exact name of registrant as specified in its chapter)

Delaware	0-17297	04-2781248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Esquire Road, N. Billerica, Massachusetts	01862
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (978) 667-4111

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 220.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Election of Director.

On June 7, 2010, the Board of Directors elected Bertrand Loy as a director of BTU International, Inc. (the “Company”).  Mr. Loy is currently executive vice president and chief operating officer of Entegris. He was chief administrative officer of Entegris from August 2005 to July 2008.  Since 1995, Mr. Loy has held a number of executive positions, including chief financial officer, at Mykrolis prior to its 2005 merger with Entegris.   Prior to that, Mr. Loy served in a variety of financial, audit, and controller roles in Europe, Japan, and Central America for Sandoz Pharmaceuticals (now Novartis).  Mr. Loy holds a master's degree in business administration from ESSEC, France.

Under the Company’s customary director equity arrangements, in connection with his election as a director, the Company granted Mr. Loy stock options to purchase 4,000 shares of common stock.

On June 9, 2010, the Company issued a press release announcing Mr. Loy’s election. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on June 9, 2010 announcing the election of Mr. Bertrand Loy to the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTU INTERNATIONAL, INC.

Date:	June 9, 2010	By: /s/ Peter J. Tallian
Name: Peter J. Tallian
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on June 9, 2010 announcing the election of Mr. Bertrand Loy to the Board of Directors of the Company.